EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post Effective Amendment No. 1 to Registration Statement (No. 333-135288) on Form SB-2 of Ironclad Performance Wear Corporation of our report dated February 26, 2007 relating to our audit of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Singer Lewak Greenbaum & Goldstein LLP

Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, California
June 8, 2007